UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

PATRIOT MINEFINDERS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

700 – 510 West Hastings Street
Vancouver, British Columbia
Canada
(Address of principal executive offices)

V6B 1L8
(Zip Code)

Registrant’s telephone number, including area code: (604) 687 7130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Appointment of Director and Officer

The Company hereby announces that effective April 23, 2014, Mr. Greg Johnston has been appointed as Chief Executive Officer and also to the company’s Board of Directors.

Mr. Johnston is 46 years old an experienced technology professional with a track record of leadership success within both large multi-national corporations and small start up technology ventures. He has a proven ability to lead and manage, while providing innovative and progressive solutions to drive Return on Investment (ROI) while prudently managing costs.

Mr. Johnston’s previous management experience includes acting as the Director of eCommerce Marketing for Global Hyatt Corporation, based in Chicago, Illinois where he was responsible for the management of all internet based marketing programs, online analytics and reporting including oversight and mentoring of eCommerce marketing staff, vendor selection and adoption and new and emerging technologies. While in this role, Mr. Johnston doubled traffic to all Hyatt branded sites, increased online revenue by 34% and launched a centrally managed global paid search campaign targeting 37 international markets in 8 languages. Importantly, Mr. Johnston also decreased media and campaign management fees by 25% while growing revenue substantially. He was responsible for the growth and overall administration of all third party (affiliate) distribution programs while also managing the development of the Omniture Search Center keyword bid management system. Mr. Johnston’s previous experience also includes acting as Principal at BDIRECT Online Communications, Director of Database &Loyalty Marketing for Choice Hotels Canada, and Vice President of Antarctica Digital Marketing, where he led the Operations Team functions and worked with all corporate stake holders, employees and clients to ensure project profitability.

Mr. Johnston is currently a partner in and Head of Operations for Revenue Automation Incorporated, located in Vancouver, British Columbia. Revenue Automation implements, provides strategy, creative development and custom programming for Marketing Automation and CRM applications. In this role, Mr. Johnston manages and mentors a team of developers, project managers and designers while also negotiating licensing and re-seller agreements with key industry partners.

Item 7.01 Regulation FD Disclosure

The Registrant issued a news release in connection with the events reported in this Form 8-K, which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated April 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2014

PATRIOT MINEFINDERS INC.
/s/ Fred Tejada
Fred Tejada
Director